EXHIBIT 21



                        ADVANCED TISSUE SCIENCES, INC.
                                 SUBSIDIARIES




                                State of Incorporation
     Subsidiary                       or Formation            Ownership
---------------------           ----------------------        ---------

ATS Orthopedics, Inc.                California                  100%
ATS Dermagraft, Inc.                 California                  100%
Segenix, Inc.                        Delaware                    100%
DermEquip, L.L.C.                    Delaware                     50%